Exhibit 1

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Amendment No. 4 to Schedule 13D (and any amendments thereto) relating to the common stock of Pharmathene, Inc. is filed on behalf of each of the undersigned.

Dated: March 29, 2016

MPM BIOVENTURES III, L.P.		MPM BIOVENTURES III-QP, L.P.

By:	MPM BioVentures III GP, L.P.,	By:	MPM BioVentures III GP, L.P.,
	its General Partner		its General Partner

By:	MPM BioVentures III LLC,	By:	MPM BioVentures III LLC,
	its General Partner		its General Partner

By:	/s/ Luke Evnin	By:	/s/ Luke Evnin
	Name: Luke Evnin		Name: Luke Evnin
	Title: Series A Member		Title: Series A Member

MPM BIOVENTURES III PARALLEL FUND,L.P.		MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By:	MPM BioVentures III GP, L.P.,	By:	MPM BioVentures III GP, L.P.,
	its General Partner		in its capacity as the Managing Limited Partner

By:	MPM BioVentures III LLC,	By:	MPM BioVentures III LLC,
	its General Partner		its General Partner

By:	/s/ Luke Evnin	By:	/s/ Luke Evnin
	Name: Luke Evnin		Name: Luke Evnin
	Title: Series A Member		Title: Series A Member

MPM ASSET MANAGEMENT INVESTORS 2004 BVIII LLC		MPM BIOVENTURES III GP, L.P.

By:	/s/ Luke Evnin	By:	MPM BioVentures III LLC,
	Name: Luke Evnin		its General Partner
Title: Manager
		By:	/s/ Luke Evnin
Name: Luke Evnin
Title: Series A Member

MPM BIOVENTURES III LLC

By:	/s/ Luke Evnin		/s/ Luke Evnin
	Name: Luke Evnin		Luke Evnin
Title: Series A Member

/s/ Ansbert Gadicke	/s/ Nicholas Galakatos
Ansbert Gadicke	Nicholas Galakatos

/s/ Michael Steinmetz	/s/ Kurt Wheeler
Michael Steinmetz	Kurt Wheeler

/s/ Nicholas Simon III	/s/ Dennis Henner
Nicholas Simon III	Dennis Henner

Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).